Third Quarter 2004 Earnings Conference Call October 25, 2004

Safe Harbor Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, we advise that these forward-looking statements be evaluated with consideration given to the many uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the competitive pricing environment applicable to the Company's businesses, customer retention levels, changes in customers' business environments, changes in market conditions affecting the sale of used vehicles, adverse changes in debt ratings, changes in accounting assumptions, greater than expected expenses associated with the Company's activities, changes in general economic conditions, availability of equipment, the Company's ability to create operating synergies in connection with its acquisitions and changes in government regulations. The risks included here are not exhaustive. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on the Company's business. Accordingly, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contents Third Quarter Results Overview Asset Management Update Earnings Outlook Q & A

3rd Quarter Results Overview Earnings per diluted share were $0.83, up from a comparable $0.63 in 3Q03 Includes gain on sale of headquarters complex of $0.01 in 3Q04 and net restructuring and other recoveries of $0.02 in 3Q03 Third quarter EPS forecast was $0.75-$0.78 and included $0.02 IT restructuring charge which was not incurred and excluded $0.01 gain on headquarters sale Fleet Management Solutions total revenue up 14% and dry revenue up 9% vs. prior year Lease revenue up year-over-year due primarily to acquisitions Commercial rental revenue grew 22% vs. prior year; increases in both pricing and activity levels Fleet Management Solutions net before tax earnings (NBT) up 57% FMS NBT percent of dry revenue up 360 basis points to 12%

3rd Quarter Results Overview (cont'd) Fleet Management Solutions earnings positively impacted by acquisitions, improved rental results, vehicle gains and reduced pension expense Supply Chain Solutions total revenue up vs. prior year; operating revenue down as anticipated due to non-renewal of certain contracts in prior periods, partially offset by new business Supply Chain Solutions earnings down vs. prior year; earnings would be flat excluding prior year benefit of over $2 million due to favorable resolution of several matters Dedicated Contract Carriage earnings flat vs. prior year due to revenue decline from contract terminations offset by lower overhead expenses

Earnings Per Share Third Quarter

Earnings Per Share Year-To-Date

Business Segment Third Quarter ($ Millions) (1) 2003 net before tax earnings for FMS and DCC restated for change in cost allocations. Refer to Appendix - FMS / DCC Segment NBT Reconciliation. (2) Allocation of Restructuring and Other Recoveries, Net across business segments was as follows: CSS - $1.3 in 2004 and FMS - $2.4, SCS - $0.4, DCC - $0.5 and CSS - $(0.6) in 2003.

Business Segment Year-To-Date ($ Millions) (1) 2003 net before tax earnings for FMS and DCC restated for change in cost allocations. Refer to Appendix - FMS / DCC Segment NBT Reconciliation. (2) Allocation of Restructuring and Other Recoveries, Net across business segments was as follows: FMS - $(2.7), SCS - $(0.9), DCC - $(0.3) and CSS - $24.4 in 2004 and FMS - $3.2, SCS - $0.4, DCC - $0.5 and CSS - $(0.4) in 2003.

Capital Expenditures ($ Millions) Year-To-Date Full year 2004 forecast for capital expenditures excluding acquisitions anticipates an increase of $360 million, or 50%, to approximately $1.1 billion related primarily to increased vehicle replacements

Debt to Equity Ratio Strong balance sheet to support profitable growth ($ Millions) Notes: - Includes impact of accumulated net pension related equity charge of $187 million as of 9/30/04 and 12/31/03, and $229 million as of 9/30/03. (1) Non-GAAP financial measure; refer to Appendix - Non-GAAP Financial Measures.

Free Cash Flow (1) Includes non-cash restructuring and other recoveries, net and cumulative effect of changes in accounting principles (2) Capital expenditures presented net of changes in accounts payable related to purchases of revenue earning equipment (3) Non-GAAP financial measure; refer to Appendix - Non-GAAP Financial Measures ($ Millions) Year-To-Date Preliminary

Contents Third Quarter Results Overview Asset Management Update Earnings Outlook Q & A

Asset Management Update Note: U.S. only Used tractor retail sales proceeds continue to show signs of improvement over prior year, up 19% vs. prior year period The overall number of vehicles sold was 4,312; up 22% compared with prior year Vehicles not yet earning (NYE) revenue are 1,698; up 1,150 over prior year reflecting higher lease sales activity Vehicles no longer earning (NLE) revenue are 5,469; down 1,183 over prior year reflecting improved asset management performance 3,350 of these units are held for sale at the used truck centers

Contents Third Quarter Results Overview Asset Management Update Earnings Outlook Q & A

Earnings Outlook Increasing full year 2004 earnings forecast to $3.08 - $3.11 per share*. Current forecast for EPS is as follows: ($ Earnings Per Share) 2004 EPS Forecast Full Year* 3.08 - 3.11 4th Quarter* 0.75 - 0.78 * Forecast includes estimated restructuring charges associated with the transition of the information technology infrastructure contract terminated in the second quarter as follows: 4Q04 - $0.03, FY04 - $0.08. Less: Headquarters Sale Gain 2004 EPS Forecast Excluding Gain 0.23 - 0.23 2.85 - 2.88

Q & A

Appendix Business Segment Detail FMS / DCC Segment NBT Reconciliation Asset Management Financial Indicators Non-GAAP Financial Measures & Reconciliations

Fleet Management Solutions (FMS) ($ Millions) Third Quarter (a) The Company uses dry revenue, a non-GAAP financial measure, to evaluate the operating performance of the FMS business segment and as a measure of sales activity. Fuel services revenue, which is directly impacted by fluctuations in market fuel prices, is excluded from the dry revenue computation as fuel is largely a pass through to customers for which the Company realizes minimal changes in profitability as a result of fluctuations in fuel services revenue.

Fleet Management Solutions (FMS) ($ Millions) Year-To-Date (a) The Company uses dry revenue, a non-GAAP financial measure, to evaluate the operating performance of the FMS business segment and as a measure of sales activity. Fuel services revenue, which is directly impacted by fluctuations in market fuel prices, is excluded from the dry revenue computation as fuel is largely a pass through to customers for which the Company realizes minimal changes in profitability as a result of fluctuations in fuel services revenue.

Supply Chain Solutions (SCS) ($ Millions) Third Quarter (a) The Company uses operating revenue, a non-GAAP financial measure, to evaluate the operating performance of the SCS business segment and as a measure of sales activity. FUM expense is deducted from total revenue to arrive at operating revenue as FUM expense is largely a pass through to customers. The Company realizes minimal changes in profitability as a result of fluctuations in FUM expense.

Supply Chain Solutions (SCS) ($ Millions) Year-To-Date (a) The Company uses operating revenue, a non-GAAP financial measure, to evaluate the operating performance of the SCS business segment and as a measure of sales activity. FUM expense is deducted from total revenue to arrive at operating revenue as FUM expense is largely a pass through to customers. The Company realizes minimal changes in profitability as a result of fluctuations in FUM expense.

Dedicated Contract Carriage (DCC) ($ Millions) Third Quarter (a) The Company uses operating revenue, a non GAAP financial measure, to evaluate the operating performance of the DCC business segment and as a measure of sales activity. FUM expense is deducted from total revenue to arrive at operating revenue as FUM expense is largely a pass through to customers. The Company realizes minimal changes in profitability as a result of fluctuations in FUM expense.

Dedicated Contract Carriage (DCC) ($ Millions) Year-To-Date (a) The Company uses operating revenue, a non-GAAP financial measure, to evaluate the operating performance of the DCC business segment and as a measure of sales activity. FUM expense is deducted from total revenue to arrive at operating revenue as FUM expense is largely a pass through to customers. The Company realizes minimal changes in profitability as a result of fluctuations in FUM expense.

Central Support Services (CSS) ($ Millions) Third Quarter

Central Support Services (CSS) ($ Millions) Year-To-Date

FMS / DCC Segment NBT Reconciliation ($ Millions) Note: In 2004, the Company changed its methodology of allocating sales support costs between the FMS and DCC segments. Accordingly, 2003 segment NBT measures for these segments have been adjusted to provide the retroactive effect of this change.

Asset Management Update Note: U.S. only Focused efforts in the area of asset management continue to positively impact earnings and strengthen free cash flow Extensions have declined 31% as planned

Non-Revenue Earning Equipment Not Yet Earning - "NYE" No Longer Earning - "NLE" Total 10,727 Dec 2000 Total 12,040 Mar 2001 Total 10,915 June 2001 Total 10,991 Sept 2001 Total 11,072 Dec 2001 Total 10,361 Mar 2002 Total 8,838 Mar 2003 Total 8,691 June 2002 Total 8,433 Sept 2002 Total 8,131 Dec 2002 Total 7,985 Jun 2003 Note: U.S. only Total 7,200 Sept 2003 Total 8,079 Dec 2003 Units held for sale 5,215 5,115 3,485 Total 8,648 Mar 2004 3,350 Total 7,770 Jun 2004 Total 7,167 Sept 2004 4,274

Debt to Equity Ratio Actual 1999 Actual 2000 Actual 2001 Actual 2002 Actual 2003 Forecast 2004 (2) Financial Indicators (1) Free Cash Flow (2) ($ Millions) Actual 1999 Actual 2000 Actual 2001 Actual 2002 Actual 2003 Forecast 2004 1990 1991 1992 1993 1994 1995 1996 1998 Actual 1999 Actual 2000 Actual 2001 Actual 2002 Actual 2003 Forecast 2004 Lease 508 375 563 708 1047 1339 906 1002 1342 974 399 452 459 813 Rental 146 88 374 403 497 506 129 177 256 190 131 19 220 223 Other 2 1 4 1 0 33 2 42 29 23 51 85 0 0 PPE 87 69 66 75 142 169 172 113 107 102 76 44 46 50 Acquisition 51 6 15 0 143 0 0 52 13 29 0 0 0 Capital Expenditures ($ Millions) $1,734 $657 $600 $725 $1,289 (1) Free Cash Flow and Debt to Equity include acquisitions. Capital Expenditures exclude acquisitions. (2) Non-GAAP financial measure; refer to Non-GAAP Financial Measures $1,086 ($911) ($270) $126 $366 $269 $229

Non-GAAP Financial Measures This presentation includes "non-GAAP financial measures" as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and an explanation why management believes that presentation of the non-GAAP financial measure provides useful information to investors. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. Specifically, the following non-GAAP financial measures are included in this presentation:

Free Cash Flow Reconciliation (1) Capital expenditures presented net of changes in accounts payable related to purchases of revenue earning equipment. (2) The Company uses free cash flow, a non-GAAP financial measure, because management considers it to be an important measure of comparative operating performance. Management believes free cash flow provides investors with an important perspective on the cash available for debt service and shareholders after making capital investments required to support ongoing business operations. The calculation of free cash flow may be different from the calculation used by other companies and therefore comparability may be limited. ($ Millions)

Debt to Equity Reconciliation Note: In connection with adopting FIN 46 effective July 1, 2003, the Company consolidated the vehicle securitization trusts previously disclosed as off-balance sheet debt. (1) The Company uses total obligations and total obligations to equity, non-GAAP financial measures, which include certain off-balance sheet financial obligations relating to revenue earning equipment. Management believes these non-GAAP financial measures are useful to investors as they are more complete measures of the Company's existing financial obligations and help investors better assess the Company's overall leverage position. ($ Millions)